UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K

                               CURRENT REPORT
       Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): August 10, 2007

                             TRIARC COMPANIES, INC.
              --------------------------------------------------
           (Exact name of registrant as specified in its charter)


      DELAWARE                1-2207                     38-0471180
      -----------------       --------------             --------------
      (State or Other        (Commission                 (I.R.S. Employer
      Jurisdiction of        File Number)                Identification No.)
      Incorporation)

      280 Park Avenue
      New York, NY                                       10017
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     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code:   (212)  451-3000

                                       N/A
     ---------------------------------------------------------------------------
              (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

     In connection with the previously announced corporate restructuring of Triarc Companies, Inc. ("Triarc"), pursuant to which Triarc is in the process of consolidating its corporate operations and headquarters in Atlanta, Georgia and transferring its senior executive responsibilities to the Arby's Restaurant Group, Inc. executive team in Atlanta, as described in more detail below under
Item 5.02, on August 10, 2007, Triarc entered into an agreement with its former Executive Vice President and General Counsel, Brian L. Schorr, evidencing the termination of his employment agreement and the cessation of his services as an officer and employee of Triarc as of June 30, 2007.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On August 10, 2007, Triarc entered into an agreement (the "Agreement") with its former Executive Vice President and General Counsel, Brian L. Schorr, evidencing the termination of his employment agreement, dated as of February 24, 2007, as amended (the "Employment Agreement"), as of June 30, 2007 and the cessation of his services as an officer and employee of Triarc as of that date, which services would otherwise have extended until February 2010 (unless further extended). Pursuant to the Agreement, on December 31, 2007, Triarc is to pay to Mr. Schorr a lump sum payment of $5,627,414.76 (less applicable withholding taxes). In addition, between January 1, 2008 and September 30, 2008, Triarc is to pay to Mr. Schorr an additional lump sum payment of $853,150.07 (less applicable withholding taxes); provided, however, that if a change of control of Triarc occurs during such period, this additional payment is to be made on the date of such change of control. Such amounts are subject to adjustment under certain circumstances. Under the Agreement, the amounts payable to Mr. Schorr (prior to any such adjustment) are approximately 12.5% less than the cash payments that would have been payable by Triarc under the pre-existing terms of the Employment Agreement. Except for the foregoing amounts, Mr. Schorr is to accrue no further payments, bonuses, severance or other incentive payments during (or with respect to) the 2007 calendar year. The amounts payable to Mr. Schorr under the Agreement were included in Triarc's results of operations (principally included in facilities relocation and corporate restructuring expense), as reported in its recently filed Form 10-Q for the second fiscal quarter. The Agreement includes a release by Mr. Schorr of any claims he may otherwise have had under the Employment Agreement or any other Triarc compensation plan or arrangement (with certain limited exceptions).

     In addition, each outstanding stock option previously granted to Mr. Schorr will remain exercisable until the earlier of (i) one year following the termination of a services to Triarc as a consultant (whether under the terms of the Services Agreement, dated April 30, 2007, between Triarc and Trian Fund Management, L.P. or otherwise) for reasons other than "cause", (ii) the earlier of the latest date upon which such stock option could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant and (iii) immediately upon termination of Mr. Schorr's services to Triarc as a consultant for "cause".

     Certain provisions of the Employment Agreement will survive the termination of such agreement, including the confidentiality restrictions, the indemnification rights of Mr. Schorr and the provisions relating to certain gross-up payments that are to be made to Mr. Schorr if any of the payments made pursuant to the Agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

     The above summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is filed as exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

10. 1 Letter Agreement dated August 10, 2007 between Triarc Companies, Inc. and Brian L. Schorr.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                        TRIARC COMPANIES, INC.


                                        By:  /s/STUART I. ROSEN
                                             ----------------------------------
                                             Stuart I. Rosen
                                             Senior Vice President and
                                               Assistant Secretary


 Dated: August 15, 2007

                                  EXHIBIT INDEX

Exhibit              Description

10. 1 Letter Agreement dated August 10, 2007 between Triarc Companies, Inc. and Brian L. Schorr.